UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 22, 2016 (September 16, 2016)
PERFORMANCE SPORTS GROUP LTD.
(Exact Name of Registrant as Specified in Charter)
British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-36506 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

100 Domain Drive Exeter, NH (Address of Principal Executive Offices)		03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2016, the Board of Directors of Performance Sports Group (the “Company”), upon recommendation by the Compensation Committee, approved an increase to the annual base salary of Harlan Kent, the Company’s Chief Executive Officer, to $1,500,000, effective August 1, 2016, pursuant to the First Amendment to the Employment Agreement, among the Company, Bauer Hockey, Inc., a wholly owned subsidiary of the Company (“Bauer Hockey”), and Mr. Kent, effective as of September 22, 2016 (the “Agreement”). As previously disclosed in the Company’s Current Report on Form 8-K filed on June 8, 2016, Mr. Kent’s prior annual base salary was $750,000. Mr. Kent will receive this increase in salary instead of the initial award of stock options and restricted stock units of the Company contemplated under the Employment Agreement, among the Company, Bauer Hockey and Mr. Kent, effective as of June 20, 2016.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  September 22, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary